UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Royal Bank of Canada
(Exact name of Registrant as specified in Its Charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Bay Street Royal Bank Plaza Toronto, Ontario Canada M5J 2J5	Not Applicable
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered

Royal Bank of Canada Exchange Traded Notes due June 20, 2036 Linked to the S&P 500® Trend Allocator PR Index	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-208507 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Royal Bank of Canada Exchange Traded Notes due June 20, 2036 Linked to the S&P 500® Trend Allocator PR Index (the “Notes”) of the registrant is incorporated herein by reference to (i) the sections captioned “Description of Debt Securities” and “Tax Consequences – United States Taxation” in the registrant’s Prospectus, dated January 8, 2016, in the registrant’s registration statement on Form F-3 (File No. 333-208507), (ii) the section captioned  “Description of the Notes We May Offer” in the registrant’s Prospectus Supplement, dated January 8, 2016, to the Prospectus and (iii) the registrant’s Pricing Supplement, dated June 27, 2016.  The outstanding principal amount of the Notes registered hereby may be increased from time to time in the future due to further issuances of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The Notes registered hereby are, and any additional Notes registered hereby in the future will be, all part of a single series and will have the same CUSIP number as described in the Pricing Supplement referenced above.

Item 2.	Exhibits.

1.	Senior Debt Indenture, dated as of October 23, 2003, between the registrant and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 7.1 to the registrant’s Registration Statement on Form F-9 filed with the Commission on December 14, 2005 (file number 333-130306)).

2.	First Supplemental Senior Debt Indenture, dated as of July 21, 2006, between the registrant and JPMorgan Chase Bank, N.A., as trustee, to the Senior Debt Indenture, dated as of October 23, 2003, between the registrant and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Form 6-K filed with the Commission on July 21, 2006).

3.	Second Supplemental Senior Debt Indenture, dated as of February 28, 2007, between the registrant and The Bank of New York Mellon, as trustee, to the Senior Debt Indenture, dated as of October 23, 2003, between the registrant and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Form 6-K filed with the Commission on March 2, 2007).

4.	Pricing Supplement, dated June 27, 2016, to the registrant’s Prospectus, dated January 8, 2016, and Prospectus Supplement, dated January 8, 2016, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on June 27, 2016.

5.	Form of Royal Bank of Canada Exchange Traded Notes due June 20, 2036 Linked to the S&P 500® Trend Allocator PR Index.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Royal Bank of Canada
Date: June 27, 2016
	By:	/s/ Roger A. Blisset
Name: Roger A. Blisset
Title: Vice President

	By:	/s/ David Downie
Name: David Downie
Title: Vice President

EXHIBIT INDEX

Exhibit	Exhibit No.

1.
Senior Debt Indenture, dated as of October 23, 2003, between the registrant and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 7.1 to the registrant’s Registration Statement on Form F-9 filed with the Commission on December 14, 2005 (file number 333-130306)).

2.
First Supplemental Senior Debt Indenture, dated as of July 21, 2006, between the registrant and JPMorgan Chase Bank, N.A., as trustee, to the Senior Debt Indenture, dated as of October 23, 2003, between the registrant and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Form 6-K filed with the Commission on July 21, 2006).

3.
Second Supplemental Senior Debt Indenture, dated as of February 28, 2007, between the registrant and The Bank of New York Mellon, as trustee, to the Senior Debt Indenture, dated as of October 23, 2003, between the registrant and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Form 6-K filed with the Commission on March 2, 2007).

4.
Pricing Supplement, dated June 27, 2016, to the registrant’s Prospectus, dated January 8, 2016, and Prospectus Supplement, dated January 8, 2016, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on June 27, 2016.

5.	Form of Royal Bank of Canada Exchange Traded Notes due June 20, 2036 Linked to the S&P 500® Trend Allocator PR Index.	5